                                                                    EXHIBIT 99.1


PROXY                       MEDICAL ASSURANCE, INC.                        PROXY

              PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ________, JANUARY __, 2001

         The Stockholder executing this Proxy appoints Robert D. Francis and James J. Morello, and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock of Medical Assurance, Inc. ("Medical Assurance") that the Stockholder would be entitled to vote on all matters which come before the Special Meeting of Stockholders of Medical Assurance referred to above (the "Special Meeting") and at any adjournment(s) or postponement(s) of the Special Meeting. The affirmative vote of a majority of the shares represented at the Special Meeting may authorize the adjournment or postponement of the meeting; provided, however, that no proxy which is voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEDICAL ASSURANCE, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF MEDICAL ASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT TO CONSOLIDATE DATED AS OF JUNE 22, 2000 BETWEEN MEDICAL ASSURANCE AND PROFESSIONALS GROUP, INC. ("PROFESSIONALS GROUP"), AND ALL OF THE TRANSACTIONS CONTEMPLATED BY THAT AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE BUSINESS COMBINATION OF MEDICAL ASSURANCE AND PROFESSIONALS GROUP). THE SHARES OF MEDICAL ASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.

                 (Continued and to be signed on reverse side.)
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                              FOLD AND DETACH HERE

1. Approval and adoption of the Agreement to Consolidate dated as of June 22, 2000 between Medical Assurance and Professionals Group, and all of the transactions contemplated by that agreement (including, without limitation, the business combination of Medical Assurance and Professionals Group).

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

The undersigned Stockholder hereby (i) revokes any and all proxies previously executed with respect to the Special Meeting, and (ii) acknowledges receipt of the Notice and Proxy Statement for the Special Meeting.

                           Dated: ___________________________ , 200__

                           Signature ___________________________________________

                                     ___________________________________________

                           Title     ___________________________________________

                           Signature ___________________________________________

                           Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

                                VOTE BY INTERNET
                         24 hours a day, 7 days a week
   Follow the instructions at our Internet Address: http://www.eproxy.com/mai
                         HAVE YOUR PROXY CARD IN HAND.
You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form.
                       Follow the recorded instructions.


                                       OR


                                 VOTE BY PHONE
                         24 hours a day, 7 days a week.
  Call toll-free 1-800-840-1208 on a touch tone telephone. Follow the recorded instructions.
                    There is NO CHARGE to you for this call.
                         HAVE YOUR PROXY CARD IN HAND.
You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form.


                                       OR


                               VOTE BY PROXY CARD
    Mark, sign and date your proxy card and return promptly in the enclosed envelope.


 NOTE: IF YOU VOTED BY INTERNET OR TELEPHONE, DO NOT MAIL BACK YOUR PROXY CARD
                     UNLESS YOU DESIRE TO CHANGE YOUR VOTE.

                             THANK YOU FOR VOTING.